EXHIBIT 99.1

N E W S R E L E A SE

For Immediate Release	One American Row PO Box 5056 Hartford CT 06102-5056 www.phoenixwm.com
Contacts:
Media Relations Alice S. Ericson, 860-403-5946 alice.ericson@phoenixwm.com	Investor Relations Naomi Baline Kleinman, 860-403-7100 pnx.ir@phoenixwm.com

Phoenix Companies (PNX) Reports Core Earnings Improvement, Further Growth in Statutory Capital and Strong Annuity Sales for First Quarter 2011

Hartford, Conn., May 5, 2011 – The Phoenix Companies, Inc. (NYSE:PNX) today reported a net loss of $6.1 million, or $0.05 per share, and operating income of $14.8 million, or $0.13 per share, for the first quarter of 2011.  Operating results reflect the impact of the improved equity markets, lower expenses and favorable mortality.  The net loss was driven by declines in the value of hedged positions as a result of improved equity and credit markets.  These results compare with net income of $13.7 million, or $0.12 per share, and operating income of $9.7 million, or $0.08 per share, in the first quarter of 2010.

Excluding a $4.4 million tax benefit, first quarter 2011 core operating income was $10.4 million, or $0.09 per share.

“We sustained favorable trends that emerged in our 2010 results, with further sales growth in our annuity product line, improved operating earnings, better persistency in our life insurance block of business, and appreciation in the investment portfolio, although investment income was lower than expected.  Our statutory capital position improved, and Phoenix Life’s risk-based capital ratio exceeded 300 percent for the first time since 2008,” said James D. Wehr, president and chief executive officer.

“This positive momentum is the result of the disciplined processes we apply to running the business, including product pricing, investment strategy execution in a low interest rate environment, expense management, and balancing capital management with investing in our future,” Mr. Wehr said.  “These fundamentals are essential to accelerating profitable growth, and we have more work to do to improve earnings meaningfully.”

- more-

The Phoenix Companies, Inc. … 2

FIRST QUARTER FINANCIAL HIGHLIGHTS

Earnings Summary ($ in millions)	First Quarter 2011	Fourth Quarter 2010	First Quarter 2010
Revenues	$487.6	$544.4	$519.1
Benefits & Reserves	282.2	294.1	288.6
Policyholder Dividends	65.3	86.3	68.3
Policy Acquisition Cost Amortization	62.5	66.1	67.0
Interest on Company Debt	7.9	7.9	8.0
Operating Expenses	59.3	72.2	80.2
Operating Income (Before Taxes)	10.4	17.8	7.0
Income Tax Expense (Benefit)	(4.4)	10.0	(2.7)
Operating Income[1]	14.8	7.8	9.7
Realized Gains (Losses)	(16.2)	(29.3)	3.0
Tax, DAC and PDO Impacts	(3.2)	12.8	1.2
Discontinued Operations [2]	(1.5)	(2.9)	(0.2)
Net Income (Loss)	$(6.1)	$(11.6)	$13.7

Earnings Per Share Summary
Net Gain (Loss) Per Share
Basic	$(0.05)	$(0.10)	$0.12
Diluted	$(0.05)	$(0.10)	$0.12
Operating Income Per Share
Basic	$0.13	$0.07	$0.08
Diluted	$0.13	$0.07	$0.08
Weighted Average Shares Outstanding (in millions)
Basic	116.3	116.3	116.1
Diluted	116.3	116.3	116.6

1 Operating income, as well as components of and financial measures derived from operating income, are non-GAAP financial measures.  Please see “Income Statement Summary” table below for more information.

2 Net of taxes.

UNUSUAL ITEMS

To help investors understand the company’s results, unusual items are detailed in the following table.

Unusual Items ($ in millions)	First Quarter 2011	Fourth Quarter 2010	First Quarter 2010
Unusual Expenses[1]	$ --	$ --	$5.9
Total Tax Expense/(Benefit)	(4.4)	10.0	(2.7)
Total Positive (Negative) Impact to Operating Income	$4.4	$(10.0)	$(3.2)

Earnings Per Share Impact
Basic	$0.04	$(0.09)	$(0.03)
Diluted	$0.04	$(0.09)	$(0.03)
Weighted Average Shares Outstanding (in millions)
Basic	116.3	116.3	116.1
Diluted	116.3	116.3	116.6

1 Includes severance costs and tax adjustments.

-more-

The Phoenix Companies, Inc. … 3

FIRST QUARTER 2011 OPERATING RESULTS

•

First quarter 2011 revenues decreased 6 percent from the first quarter of 2010, primarily due to lower premiums and fee income. The change in premium revenue relates almost exclusively to closed block policies (sold before the 2001 demutualization) and is consistent with the expected gradual decline of this block.

•

Net investment income was $201.3 million for the first quarter of 2011 compared with $204.9 million for the first quarter of 2010.  It was lower than the $232.3 million for the fourth quarter of 2010, which had larger dividend and prepayment premium income as well as significant realizations within mezzanine partnerships.

•

Total individual life surrenders were at an annualized rate of 7.2 percent for the first quarter of 2011, improved from an annualized rate of 7.7 percent for the fourth quarter of 2010 and the lowest rate since the third quarter of 2008.  Included within that total are life policies in Phoenix’s closed block, which had an annualized surrender rate of 6.6 percent for the first quarter of 2011, improved from an annualized rate of 7.2 percent for the fourth quarter of 2010.

•

Annuity surrenders for the first quarter of 2011 were at an annualized rate of 12.9 percent, compared with an annualized rate of 11.9 percent for the fourth quarter of 2010.

•

Mortality experience for the first quarter of 2011 was modestly favorable, with favorable results in the open block, particularly universal life, and closed block results in line with expectations.

•

Total operating expenses improved for the first quarter of 2011 to $59.3 million from $80.2 million for the first quarter of 2010, primarily driven by lower premium taxes and core operating expenses.  Core operating expenses before deferrals were $50.5 million for the first quarter of 2011 compared with $60.5 million for the first quarter of 2010.  The improvement primarily reflects lower compensation and employee-related expenses.  Core operating expenses before deferrals represent total operating expenses excluding premium taxes, reinsurance allowances, commissions, sales incentives and unusual expenses.

•

The company recorded a $4.4 million tax benefit in first quarter 2011 operating income in accordance with GAAP intraperiod accounting rules.

•

Sales growth continued in Phoenix’s repositioned annuity product line, which is distributed through independent marketing organizations that focus on the middle market.

•

Annuity deposits were $205.3 million for the first quarter of 2011, compared with $19.3 million in the first quarter of 2010.  New sales were primarily fixed indexed annuities.  Annuity funds under management grew 8 percent year-over-year to $4.2 billion at March 31, 2011, reflecting improved equity markets during the year as well as new sales.  Net flows remained positive in the first quarter of 2011 at $73.0 million compared with negative net flows of $102.3 million in the first quarter of 2010.

-more-

The Phoenix Companies, Inc. … 4

•

Life insurance annualized premium was $0.6 million for the first quarter of 2011, compared with $0.9 million in the first quarter of 2010. Gross life insurance in-force at March 31, 2011 was $132.9 billion, a 10 percent decrease from March 31, 2010.  The company has not pursued significant new product development for its life insurance line.

•

Phoenix’s distribution company, Saybrus Partners, has made significant progress since its establishment in the fourth quarter of 2009, further narrowing its EBITDA loss (Earnings Before Interest, Taxes, Depreciation and Amortization, including inter-company revenues) to under $1 million for the first quarter of 2011.  Lower-than-expected third-party revenue delayed the expected breakeven.

REALIZED AND UNREALIZED GAINS AND LOSSES

Net unrealized gains on fixed income securities increased to $313.9 million at March 31, 2011 from net unrealized gains of $266.1 million at December 31, 2010. The improvement was due to spread tightening in most market sectors.

Net realized losses for the first quarter of 2011 were $16.2 million, compared with net realized gains of $3.0 million for the first quarter of 2010.  The higher realized losses were primarily due to lower transaction gains and the impact of the non-performance risk factor.  Other-than-temporary impairments were $5.7 million in the first quarter of 2011, compared with $14.5 million in the first quarter of 2010 reflecting the improved credit environment.

Realized Gains and Losses ($ in millions)	First Quarter 2011	Fourth Quarter 2010	First Quarter 2010
Other-than-temporary Impairments (OTTI)	$(5.7)	$(10.8)	$(14.5)
Transaction Gains (Losses)	0.4	0.8	13.7
Results of Variable Annuity Hedge Program
o GMWB/GMAB Derivatives	1.8	(1.8)	5.4
o Non-performance Risk Factor[1]	(8.0)	(16.1)	(3.7)
Other Embedded Derivative Liabilities, Net	(1.7)	8.7	1.9
Surplus Hedge	(2.6)	(12.5)	--
Fair Value Option Securities	(0.4)	2.4	0.2

Total Realized Gains (Losses)	$(16.2)	$(29.3)	$3.0

Credit-related impairments net of offsets for taxes, deferred acquisition costs and policyholder dividend obligation	$(4.3)	$(8.0)	$(10.6)

Non-credit portion of impairment loss recognized in OCI	$(1.7)	$(14.2)	$(16.9)

1Fair value adjustment to reflect the risk that the GMWB/GMAB obligation will not be fulfilled based on the company’s own credit risk.

-more-

The Phoenix Companies, Inc. … 5

BALANCE SHEET AND LIQUIDITY

Phoenix retains its focus on maintaining appropriate levels of capital and liquidity. It has returned to more typical liquidity levels consistent with the improvements in the company’s risk profile and significant appreciation in the investment portfolio during 2010.  As of March 31, 2011, the proportion of highly liquid assets in its fixed income portfolio was 6.7 percent, reduced from 10.5 percent a year earlier.  This reduction has allowed Phoenix to enhance overall yield on the portfolio.

The quality of the portfolio continued to improve in the first quarter of 2011 with the proportion of below investment grade bonds at 8.2 percent at March 31, 2011 compared with 8.7 percent at December 31, 2010.

Debt-to-total-capital at March 31, 2011 remains relatively low at 25.0 percent.  Phoenix has no debt maturities until 2032.

As of March 31, 2011, cash and securities at the holding company were $50.7 million.  The annual run rate for 2011 holding company interest and operating expenses is estimated to be $26 million.

Balance Sheet ($ in millions)	March 31, 2011	December 31, 2010	Change
Total Assets	$21,272.1	$21,076.3	$195.8
Total Liabilities	$20,125.6	$19,920.8	$204.8
Indebtedness	$427.7	$427.7	$ --
Total Stockholders’ Equity	$1,146.5	$1,155.5	$(9.0)
Total Stockholders’ Equity excluding Accumulated OCI	$1,283.9	$1,289.3	$(5.4)

Debt to Total Capital [1]	25.0%	24.9%	0.1%

1 Based on Total Stockholders’ Equity, excluding Accumulated OCI.

FIRST QUARTER PRELIMINARY STATUTORY RESULTS FOR PHOENIX LIFE INSURANCE COMPANY

•

Phoenix Life Insurance Company had a statutory net gain from operations of $29.6 million and statutory net income of $22.7 million for the first quarter of 2011, compared with a statutory net gain from operations of $4.3 million and statutory net income of $14.0 million in the first quarter of 2010.

•

Statutory surplus and asset valuation reserve increased 4 percent to $797.3 million at March 31, 2011 from $763.2 million at December 31, 2010.

•

At March 31, 2011, Phoenix Life’s estimated risk-based capital ratio was 308 percent, rising from 282 percent at December 31, 2010.  The improvement came from growth in surplus as well as reduced balance sheet risk.  Phoenix expects any improvements in the RBC ratio in subsequent quarters to be more modest.

.

-more-

The Phoenix Companies, Inc. … 6

CONFERENCE CALL

The Phoenix Companies, Inc. will host a conference call today (May 5) at 1 p.m., EDT, to discuss with the investment community Phoenix’s first quarter 2011 financial results and other matters.  The conference call will be broadcast live over the Internet at www.phoenixwm.com in the Investor Relations section.  The call also can be accessed by telephone at 773-799-3641 (Passcode: PHOENIX).  A replay of the call will be available through May 19, 2011 by telephone at 203-369-3316 and on Phoenix’s Web site.

ABOUT PHOENIX

Dating to 1851, The Phoenix Companies, Inc. (NYSE:PNX) provides financial solutions using life insurance and annuities.  Phoenix is headquartered in Hartford, Connecticut.  In 2010, Phoenix had annual revenues of $2.1 billion.  More detailed financial information can be found in Phoenix’s financial supplement for the first quarter of 2011, which is available on Phoenix’s Web site, www.phoenixwm.com, in the Investor Relations section.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These forward-looking statements include statements relating to trends in, or representing management's beliefs about our future transactions, strategies, operations and financial results, and often contain words such as "will," "anticipate," "believe," "plan," "estimate," "expect," "intend," "may," "should" and other similar words or expressions. Forward-looking statements are made based upon management's current expectations and beliefs concerning trends and future developments and their potential effects on us. They are not guarantees of future performance. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others: (i) unfavorable general economic developments including, but not limited to, specific related factors such as the performance of the debt and equity markets and changes in interest rates; (ii) the potential adverse affect of interest rate fluctuations on our business and results of operations; (iii) the effect of adverse capital and credit market conditions on our ability to meet our liquidity needs, our access to capital and our cost of capital; (iv) the effect of guaranteed benefits within our products; (v) potential exposure to unidentified or unanticipated risk that could adversely affect our businesses or result in losses; (vi) the consequences related to variations in the amount of our statutory capital due to factors beyond our control; (vii) the possibility that we not be successful in our efforts to implement a new business plan; (viii) the impact on our results of operations and financial condition of any required increase in our reserves for future policyholder benefits and claims if such reserves prove to be inadequate; (ix) changes in our investment valuations based on changes in our valuation methodologies, estimations and assumptions; (x) further downgrades in our debt or financial strength ratings; (xi) the possibility that mortality rates, persistency rates, funding levels or other factors may differ significantly from our assumptions used in pricing products; (xii) the availability, pricing and terms of reinsurance coverage generally and the inability or unwillingness of our reinsurers to meet their obligations to us specifically; (xiii) our ability to attract and retain key personnel in a competitive environment; (xiv) our dependence on third parties to maintain critical business and administrative functions; (xv) the strong competition we face in our business from banks, insurance companies and other financial services firms; (xvi) our reliance, as a holding company, on dividends and other payments from our subsidiaries to meet our financial obligations and pay future dividends, particularly since our

-more-

The Phoenix Companies, Inc. … 7

insurance subsidiaries' ability to pay dividends is subject to regulatory restrictions; (xvii) the potential need to fund deficiencies in our closed block; (xviii) tax developments that may affect us directly, or indirectly through the cost of, the demand for or profitability of our products or services; (xix) the possibility that the actions and initiatives of the U.S. Government, including those that we elect to participate in, may not improve adverse economic and market conditions generally or our business, financial condition and results of operations specifically; (xx) legislative or regulatory developments; (xxi) regulatory or legal actions; (xxii) potential future material losses from our discontinued reinsurance business; (xxiii) changes in accounting standards; (xxiv) the potential effect of a material weakness in our internal control over financial reporting on the accuracy of our reported financial results; and (xxv) other risks and uncertainties described herein or in any of our filings with the SEC. Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.phoenixwm.com under "Investor Relations." You are urged to carefully consider all such factors. We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this press release, even if such results changes or circumstances make it clear that any forward-looking information will not be realized. If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this press release, such statements or disclosures will be deemed to modify or supersede such statements in this press release.

-more-

The Phoenix Companies, Inc. … 8

Financial Highlights

Three Months Ended March 31, 2011 and 2010

(Unaudited)

Income Statement Summary (1)	Three Months
($ in millions)	2011	2010

Revenues	$470.9	$521.8
Operating Income (1)	14.8	9.7
Net Income (Loss)	$(6.1)	$13.7

Earnings Per Share
Weighted Average Shares Outstanding (in millions)
Basic	116.3	116.1
Diluted	116.3	116.6
Operating Income Per Share (1)
Basic	$0.13	$0.08
Diluted	$0.13	$0.08
Net Income (Loss) Per Share
Basic	$(0.05)	$0.12
Diluted	$(0.05)	$0.12

Balance Sheet Summary	March	December
($ in millions, except per share data)	2011	2010
Invested Assets (2)	$14,500.5	$14,288.7
Separate Account Assets	4,448.9	4,416.8
Total Assets	21,272.1	21,076.3
Indebtedness	427.7	427.7
Total Stockholders’ Equity	$1,146.5	$1,155.5
Common Shares Outstanding (in millions)	116.3	116.1
Book Value Per Share	$9.86	$9.95
Book Value Per Share, excluding Accumulated OCI	11.04	11.10

———————

(1)

In addition to financial measures presented in accordance with Generally Accepted Accounting Principles (“GAAP”), we use non-GAAP financial measures such as operating income, as well as components of and financial measures derived from operating income, in evaluating our financial performance. Net income and net income per share are the most directly comparable GAAP measures. Our non-GAAP financial measures should not be considered as substitutes for net income and net income per share. Therefore, investors should evaluate both GAAP and non-GAAP financial measures when reviewing our performance. A reconciliation of net income to our non-GAAP financial measures is set forth in the financial highlights table earlier in this release. Investors should note that our calculation of these measures may differ from similar measures used by other companies. For additional information, please see our financial supplement in the Investor Relations section at www.phoenixwm.com .

Operating income, and components of and measures derived from operating income, are internal performance measures we use in the management of our operations, including our compensation plans and planning processes. In addition, management believes that these measures provide investors with additional insight into the underlying trends in our operations.

Operating income represents income from continuing operations, which is a GAAP measure, before realized investment gains and losses, and certain unusual items.

•

Net realized investment gains and losses are excluded from operating income because their size and timing are frequently subject to management’s discretion.

•

Unusual items may be excluded from operating income because we believe they are not indicative of overall operating trends and are items that management believes are non-recurring and material, and which result from a business restructuring, a change in regulatory environment, or other unusual circumstances.  For the first quarters of 2011 and 2010, unusual items excluded from operating income at the beginning of this release were:

($ in millions)	First Quarter 2011	First Quarter 2010

Operating Income	$14.8	$9.7
Unusual Items:
Unusual Expenses	--	5.9
Tax Benefit	(4.4)	(2.7)
Subtotal Unusual Items	(4.4)	3.2
Operating Income, Excluding Unusual Items	$10.4	$12.9

(2)

Invested assets equal total investments plus cash and equivalents.

-more-

The Phoenix Companies, Inc. … 9

Consolidated Balance Sheet

March 31, 2011 (Unaudited and Preliminary) and December 31, 2010

($ in millions)

	March 31,	Dec 31,
	2011	2010
ASSETS:
Available-for-sale debt securities, at fair value (amortized cost of $10,845.6 and $10,627.7)	$11,159.5	$10,893.8
Available-for-sale equity securities, at fair value (amortized cost of $33.6 and $28.7)	52.2	47.5
Venture capital partnerships, at equity in net assets	225.7	220.0
Policy loans, at unpaid principal balances	2,373.8	2,386.5
Other investments	489.5	516.9
Fair value option investments	92.5	102.1
Total investments	14,393.2	14,166.8
Cash and cash equivalents	107.3	121.9
Accrued investment income	173.5	169.5
Receivables	432.0	405.7
Deferred policy acquisition costs	1,403.3	1,444.3
Deferred income taxes	93.5	116.4
Other assets	165.5	174.5
Discontinued operations assets	54.9	60.4
Separate account assets	4,448.9	4,416.8
Total assets	$21,272.1	$21,076.3

LIABILITIES:
Policy liabilities and accruals	$12,960.6	$12,992.5
Policyholder deposit funds	1,667.2	1,494.1
Indebtedness	427.7	427.7
Other liabilities	575.7	540.3
Discontinued operations liabilities	45.5	49.4
Separate account liabilities	4,448.9	4,416.8
Total liabilities	20,125.6	19,920.8

STOCKHOLDERS’ EQUITY:
Common stock, $.01 par value: 116.3 million and 116.1 million shares outstanding	1.3	1.3
Additional paid-in capital	2,631.7	2,631.0
Accumulated deficit	(1,169.6)	(1,163.5)
Accumulated other comprehensive loss	(137.4)	(133.8)
Treasury stock, at cost: 11.3 million and 11.3 million shares	(179.5)	(179.5)
Total stockholders’ equity	1,146.5	1,155.5
Total liabilities and stockholders’ equity	$21,272.1	$21,076.3

-more-

The Phoenix Companies, Inc. … 10

Consolidated Statement of Income (Unaudited and Preliminary)

Three Months Ended March 31, 2011 and 2010

($ in millions)

	Three Months
	2011	2010
REVENUES:
Premiums	$132.5	$151.7
Fee income	153.8	162.5
Net investment income	200.8	204.6
Net realized investment losses:
Total other-than-temporary impairment (“OTTI”) losses	(7.4)	(31.4)
Portion of OTTI losses recognized in other comprehensive income	1.7	16.9
Net OTTI losses recognized in earnings	(5.7)	(14.5)
Net realized investment gains (losses), excluding OTTI losses	(10.5)	17.5
Net realized investment gains (losses)	(16.2)	3.0
Total revenues	470.9	521.8

BENEFITS AND EXPENSES:
Policy benefits, excluding policyholder dividends	282.2	288.6
Policyholder dividends	63.7	62.7
Policy acquisition cost amortization	62.7	68.2
Interest expense on indebtedness	7.9	8.0
Other operating expenses	59.3	80.2
Total benefits and expenses	475.8	507.7

Income (loss) from continuing operations before income taxes	(4.9)	14.1
Income tax expense (benefit)	(0.3)	0.2
Income (loss) from continuing operations	(4.6)	13.9
Loss from discontinued operations, net of income taxes	(1.5)	(0.2)
Net income (loss)	$(6.1)	$13.7

-more-